Exhibit 10.1

FLOWSERVE CORPORATION

2024 EMPLOYEE STOCK PURCHASE PLAN

SECTION 1. ESTABLISHMENT; PURPOSE.

Flowserve Corporation, a New York corporation (the “Company”), hereby establishes an employee stock purchase plan known as the Flowserve Corporation 2024 Employee Stock Purchase Plan (the “Plan”), effective as of February 9, 2024, subject to approval by the Company’s shareholders. The Plan shall continue to be effective until terminated pursuant to Section 20. The purpose of the Plan is to provide Participants with a convenient means to acquire an equity interest in the Company through payroll deductions, to enhance each Participant’s sense of participation in the affairs of the Company, and to provide an incentive for Participants to continue their affiliation with the Company. The Plan is not intended to qualify as an “employee stock purchase plan” under Section 423 of the Code (including any amendments, or replacements of such section).

SECTION 2. DEFINITIONS.

(a)	“Accumulation Period” means the period during which contributions may be made toward the purchase of Stock under the Plan, as determined pursuant to Section 5.

(b)	“Committee” means the Organization and Compensation Committee of the Board, or any other committee appointed by the Board to administer the Plan, as described in Section 4.

(c)

“Compensation” is a Participant’s base wages or salary (i.e., exclusive of overtime or bonus payments) or the equivalent thereof, including, by way of example, vacation, jury duty or shift differential pay, paid to or on behalf of a Participant for services rendered to the Company or a Participating Employer.

(d)	“Board” means the Board of Directors of the Company.

(e)	“Code” means the Internal Revenue Code of 1986, as amended.

(f)	“Company” means Flowserve Corporation, a New York corporation.

(g)	“Election Form” has the meaning given in Section 5(b) below.

(h)	“Eligible Employee” means, for any Accumulation Period, any Employee of a Participating Employer, except those Employees:

(i)

who are included in a unit of Employees covered by a collective bargaining agreement, unless and to the extent such agreement provides that such Employees shall participate in the Plan, or the Participating Employer and the Committee have otherwise agreed to extend participation in the Plan to such Employees;

(ii)	who, as determined by the Committee in its sole discretion, are not regular or permanent full- or part-time Employees, including, without limitation interns or other temporary Employees;

(iii)

who are not treated as Employees by the Company or a Participating Employer for purposes of the Plan even though they may be so treated or considered under applicable law, including Code section 414(n), the Federal Insurance Contribution Act or the Fair Labor Standards Act (e.g., individuals treated as employees of a third party or as self-employed); or

(iv)	who, unless determined otherwise by the Committee are not on the U.S. payroll of a Participating Employer.

(i)	“Employee” means an individual who is an employee of a Participating Employer.

(j)	“Participant” means an Eligible Employee who elects to participate in the Plan.

(k)	“Participating Employer” means (i) the Company and (ii) each present or future direct or indirect subsidiary of the Company designated by the Committee as a Participating Employer.

(l)	“Plan” means this Flowserve Corporation 2024 Employee Stock Purchase Plan, as it may be amended from time to time.

(m)	“Plan Account” means the account established for each Participant pursuant to Section 9(a).

(n)

“Purchase Date” means a date on which the Company purchases Stock for each Participant pursuant to this Plan, as determined by the Committee. Unless otherwise determined by the Committee, the initial Purchase Dates under the Plan shall be the first trading date of each calendar month commencing with December, 2024.

(o)	“Purchase Price” means the price at which Participants may purchase Stock under the Plan, as determined pursuant to Section 9(b).

(p)	“Stock” means the common stock of the Company, U.S. $1.25 par value per share.

SECTION 3. STOCK AUTHORIZED UNDER THE PLAN.

The total number of shares of Stock which may be issued or transferred under the Plan is 4,000,000. The shares of Stock may consist, in whole or in part, of unissued shares, treasury shares or shares purchased on the open market. The issuance or transfer of shares of Stock pursuant to the Plan shall reduce the total number of shares of Stock available under the Plan.

SECTION 4. ADMINISTRATION OF THE PLAN.

(a)

Committee Composition. The Plan shall be administered by the Committee or a subcommittee thereof, or any other committee designated by the Board to administer the Plan. The members of the Committee shall be appointed from time to time by and shall serve at the discretion of the Board. The Committee may delegate any of its authority hereunder to one or more employees, officers or directors of the Company, who shall be considered the “Committee” hereunder in all respects to the extent of such delegated authority. The Committee hereby delegates its authority under this Plan to each of the Company’s SVP, Chief Human Resources Officer and SVP, Chief Legal Officer & Corporate Secretary, each of whom may act as the “Committee” for all purposes under this Plan. The Committee may also appoint one or more agents as it deems necessary or appropriate to assist with the day-to-day operation and administration of the Plan.

(b)

Committee Responsibilities. The Committee shall interpret the Plan and make all other policy decisions relating to the operation of the Plan. The Committee may adopt such rules, guidelines and forms as it deems appropriate to implement the Plan. All questions of interpretation or application of the Plan shall be determined by the Committee and its decisions shall be final and binding upon all Participants or others claiming any rights or benefits under the Plan. Members of the Committee shall receive no compensation for their services in connection with the administration of the Plan. All expenses incurred in connection with the administration of the Plan shall be paid by the Company.

SECTION 5. ENROLLMENT AND PARTICIPATION.

(a)

Accumulation Periods. The Committee shall establish the Accumulation Periods hereunder. The length of the initial Accumulation Periods under the Plan shall be monthly, regardless of the number of pay periods included in any given month, provided that the Committee may revise the length of the Accumulation Periods at any time.

(b)

Enrollment. Any individual who, on the day preceding the first day of an Accumulation Period, qualifies (or will qualify) as an Eligible Employee may elect to become a Participant in the Plan for such Accumulation Period (if administratively practicable, if not, the next Accumulation Period) by executing a payroll deduction election form in the form and at the time provided by the Company, which forms may be completed electronically if available (an “Election Form”).

(c)

Duration of Participation. Once enrolled in the Plan, a Participant who is an Eligible Employee shall continue to participate in the Plan until he or she ceases to be an Eligible Employee, withdraws from the Plan under Section 7 or reaches the end of the Accumulation Period in which such Participant’s contributions were discontinued under Section 6(c) or Section 10. Such Participant is not required to file any additional Election Forms in order to continue participation in the Plan. A Participant who is an Eligible Employee who discontinued contributions under Section 6(c) or withdrew from the Plan under Section 8 may again become a Participant, if he or she then is an Eligible Employee, by following the procedure described in subsection (b) above. A Participant who is an Eligible Employee whose contributions were discontinued automatically under Section 10 shall automatically resume participation in the Plan at the beginning of the first Accumulation Period in the next calendar year, if he or she then is an Eligible Employee.

SECTION 6. PARTICIPANT CONTRIBUTIONS.

(a)

Frequency of Payroll Deductions. A Participant who is an Eligible Employee may purchase shares of Stock under the Plan solely by means of payroll deductions pursuant to a properly completed Election form. Payroll deductions, as designated by a Participant pursuant to subsection (b) below, shall occur on each payday during an Accumulation Period in which the Participant participates in the Plan.

(b)

Amount of Payroll Deductions. An Eligible Employee shall designate on the Election Form the portion of his or her Compensation that he or she elects to have withheld for the purchase of Stock hereunder. Such portion may be a whole percentage of the Eligible Employee’s compensation, but not less than 1% nor more than 50%. The Committee may, in its discretion, establish a minimum contribution amount per Accumulation Period. See Section 10 for the maximum allowable contribution amount per calendar year.

(c)

Changing Payroll Deductions. Payroll contributions may not be increased or decreased (other than decreased to 0%), during an Accumulation Period. If a Participant who is an Eligible Employee wishes to discontinue his or her contributions entirely, he or she must follow the procedure for withdrawal under Section 7 of the Plan.

SECTION 7. WITHDRAWAL FROM THE PLAN.

(a)

Withdrawal. Each Participant who is an Eligible Employee may withdraw from an Accumulation Period under the Plan by filing a new Election Form. Such withdrawal may be elected at any time, and will be effective as soon as administratively practical following receipt thereof. A Participant who has withdrawn from the Plan may resume contributions for a future Accumulation Period by filing a new Election Form if he or she then is an Eligible Employee.

(b)

Return of Payroll Deductions. Upon withdrawal from the Plan and unless otherwise determined by the Committee, any accumulated payroll deductions shall be returned, without interest, to the withdrawn Eligible Employee and his or her interest in the Plan shall terminate.

SECTION 8. CHANGE IN ELIGIBLE EMPLOYEE STATUS.

For a Participant who is an Eligible Employee, termination of the Participant’s employment for any reason, including retirement or death or the failure of the Participant to otherwise remain an Eligible Employee, terminates his or her participation in the Plan immediately. In such event and unless otherwise determined by the Committee, any payroll deductions credited to the Participant’s Plan Account will be returned, without interest, to him or her or, in the case of his or her death, to his or her legal representative.

SECTION 9. PLAN ACCOUNTS AND PURCHASE OF STOCK.

(a)

Plan Accounts. The Company shall establish a bookkeeping account, which may be through a third-party administrator, in the name of each Participant (a “Plan Account”). All payroll deductions made for an Eligible Employee will be credited to his or her Plan Account under the Plan; no interest shall accrue on any payroll deductions. An Eligible Employee may not make any separate cash payment into his or her Plan Account and payment for shares of Stock purchased under the Plan by any Eligible Employee may not be made in any form other than by payroll deduction from the Plan Account.

(b)

Purchase Price. The Purchase Price for each share of Stock purchased on a Purchase Date shall be the price per share actually paid on the open market for each such share of Stock, or in the event that such shares of Stock are issued from previously authorized but unissued or treasury shares, shall be the closing price per share of Stock, as determined by the Committee, on the trading date immediately preceding the date of purchase.

(c)

Matching Contributions. On each Purchase Date, the Company shall make a contribution of fully vested Stock to each Participant equal to 15% of the number of shares of Stock purchased on behalf of such Participant through this Plan on such Purchase Date (rounded up to the nearest whole share). Such Company contributed shares of Stock may be purchased on the open market by the Company or issued from authorized but unissued or treasury shares. In accordance with Section 19 hereof, the Company shall be permitted to issue such shares of Stock net of applicable taxes.

(d)

Number of Shares Purchased via Participant Contribution. On each Purchase Date, the Company shall apply the funds then credited to each Participant’s Plan Account to the purchase of shares of Stock. As of each such Purchase Date, each such Participant shall purchase the number of shares of Stock calculated in accordance with this subsection (d), unless the Participant has previously elected to withdraw from the Plan in accordance with Section 7; provided, however, that no Stock shall be purchased on a Purchase Date on behalf of any Participant whose participation in the Plan was terminated prior to such Purchase Date. On each Purchase Date, the amount of funds then in the Participant’s Plan Account shall be divided by the Purchase Price, and the number of shares that results shall be purchased with the funds credited to the Participant’s Plan Account. Any fractional share, as calculated under this subsection (d), shall be rounded down to the next lower whole share.

(e)

Issuance of Stock. Promptly following each Purchase Date, the number of shares of Stock purchased by each Participant shall be deposited into the Participant’s account established in the Participant’s name at a stock brokerage or other financial services firm designated by the Company.

(f)

Unused Cash Balances. Any amount remaining in the Participant’s Plan Account that represents the Purchase Price for any fractional share shall be carried over in the Participant’s Plan Account to the next Accumulation Period. Any amount remaining in the Participant’s Plan Account that represents the Purchase Price for whole shares that could not be purchased by reason of Section 10 shall be refunded to the Participant in cash, without interest.

(g)

Holding Period. Any shares of Stock acquired pursuant to the Plan at any time, may not be disposed of by the Participant, whether by sale, exchange, gift, or other transfer of legal title, until the earlier of (i) the date the Participant has held the Stock received under this Plan for a period of at least six months from the applicable Purchase Date or (ii) the date of the Participant’s termination of employment with all Participating Employers.

SECTION 10. DOLLAR LIMITATIONS ON STOCK PURCHASES.

Notwithstanding anything to the contrary in this Plan, the maximum amount that a Participant may use to purchase shares of Stock under this Plan in any calendar year is U.S. $25,000.

SECTION 11. RIGHTS NOT TRANSFERABLE.

Neither payroll deductions credited to a Participant’s Plan Account nor any rights to receive shares of Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 17 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect.

SECTION 12. NO RIGHTS AS AN EMPLOYEE.

Nothing in the Plan or in any right granted under the Plan shall confer upon the Participant any right to receive any benefits in the future under this Plan, to continue in the employ of a Participating Employer, to be an Eligible Employee for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Participating Companies or of the Participant, which rights are hereby expressly reserved by each, to terminate the Participant’s employment at any time and for any reason, with or without cause.

SECTION 13. NO RIGHTS AS A STOCKHOLDER.

A Participant shall have no rights as a stockholder with respect to any shares of Stock that he or she may have a right to purchase under the Plan until such shares have been purchased on the applicable Purchase Date.

SECTION 14. NOTICES.

All notices or other communications by a Participant to the Company under or in connection with the Plan shall be in writing and shall be deemed to have been duly given when received in the form and manner specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

SECTION 15. COMPUTATIONAL ERRORS.

In the event mathematical, accounting, or similar errors are made in maintaining Plan Accounts, the Committee may make such equitable adjustments as it deems appropriate to correct such errors.

SECTION 16. AMENDMENTS; TERMINATION OF PLAN.

This Plan shall be effective upon approval of the stockholders of the Company and shall continue until terminated by the Board. The Board may at any time suspend or terminate the Plan. The Company may, by written resolution of the Board or the Committee, at any time and from time to time, amend the Plan in whole or in part; provided, however, that to the extent stockholder approval of such amendment is required under applicable law or the rules of any exchange on which the Stock is then traded, such amendment shall be contingent upon obtaining such stockholder approval.

SECTION 17. DESIGNATION OF BENEFICIARY.

(a)

Designation. A Participant may file a designation of a beneficiary on a form provided by the Company who is to receive the cash, if any, that remains allocated to the Participant’s Plan Account in the event of such Participant’s death. Such designation of beneficiary may be changed by the Participant at any time by filing a new beneficiary designation on a form provided by the Company.

(b)

No Designation. In the event of the death of a Participant in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company or then surviving, then to such other person as the Company may designate.

SECTION 18. APPLICABLE LAW.

The Plan shall be governed by the substantive laws (excluding the conflict of laws rules) of the State of New York.

SECTION 19. TAX WITHHOLDING.

The Company shall have the right to withhold from amounts otherwise payable to each Participant any federal, state, local, or other taxes required by law to be withheld in connection with this Plan, or to otherwise require the Participant to pay such taxes.

SECTION 20. SEVERABILITY.

If any provision of the Plan is or becomes or is deemed to be invalid, illegal, or unenforceable for any reason in any jurisdiction or as to any Participant, such invalidity, illegality or unenforceability shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as to such jurisdiction or Participant as if the invalid, illegal or unenforceable provision had not been included.

SECTION 21. INTERPRETATION.

Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference and shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof. Words in the masculine gender shall include the feminine gender, and where appropriate, the plural shall include the singular and the singular shall include the plural. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation”, “but not limited to”, or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter. References herein to any agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and not prohibited by the Plan.